CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-204350 and 333-215887), (Form S-1 No. 333-220363) and (Form S-8 Nos. 333-108979, 333-166638, 333-180735, and 333-183911) of our report dated April 17, 2017, relating to our audits of the consolidated financial statements, appearing in this Annual Report on Form 10-K of U.S. Energy Corp. for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Denver, Colorado
March 28, 2018